                                                                  Exhibit 10.9


      COMMERCIAL CONTRACT DE COUNTERGUARANTEE AND DISCLOSURE OF SURETY BOND

In [Madrid], on [7th ] of [April] of two thousand.

                                     BETWEEN

OF THE FIRST PART AS  GUARANTOR ENTITIES:

CAJA DE AHORROS PROVINCIAL SAN FERNANDO DE SEVILLA Y JEREZ (CAJA SAN FERNANDO) of Spanish nacionality, having its place business in Sevilla, Plaza de San Francisco, 1, with Spanish National Company Tax Number G-41000167.

MONTE DE PIEDAD Y CAJA DE AHORROS DE HUELVA Y SEVILLA (EL MONTE), of Spanish nacionality, having its place business in Sevilla, Plaza de Villais, 2, with Spanish National Company Tax Number G-41/402819

CAJA DE AHORROS DE SALAMANCA Y SORIA (CAJA DUERO), having its place business in Salamanca, Plaza de los Bandos, numbers 15-17, with Spanish National Company Tax Number G-37244191

CAJA DE AHORROS Y MONTE DE PIEDAD DE ZARAGOZA ARAGON Y RIOJA (IBERCAJA) of Spanish nationality, having its place of business in Zaragoza at Plaza Basilio Paraiso, 2 with Spanish National Company Tax Number G-50-000.652

SOCIEDAD ESPANOLA DE BANCA DE NEGOCIOS, S.A., (EBN BANK) of Spanish nationality, having its place of business in Madrid, calle de Almagro, 46, with Spanish National Company Tax Number A-28763043

CAJA DE AHORROS DEL MEDITERRANEO (CAM), having its place business in Alicante, calle San Fernando, 40, with Spanish National Company Tax Number G-03046562

CAJA DE AHORROS Y MONTE DE PIEDAD DE BALEARES, (SA NOSTRA) with Spanish National Company Tax Number G-07-013154, having its place business in Palma de Mallorca, Calle Ramon Llull, numero 2.

MONTES DE PIEDAD. Y CAJA DE AHORROS DE RONDA, CADIZ, ALMERIA, MALAGA Y ANTEQUERA (UNICAJA), with Spanish National Company Tax Number G-29498086 and having its place business in Malaga, Avenida de Andalucia, numero 10-12.

duly represented in this act, (hereinafter known as THE GUARANTOR ENTITIES )

OF THE SECOND PART AS  THE GUARANTEED PARTY:

COMUNICATIONS SPAIN, S.L. (PRIVATE LIMITED COMPANY), having its place of business in Barcelona, at Avenida Diagonal, 654-B, with Spanish National Company Tax Number B 6192069, duly represented in this act (hereinafter known as THE GUARANTEED PARTY).

AND OF THE THIRD PART AS  WARRANTORS OF THE GUARANTEED PARTY:

FIRSTMARK COMUNICATIONS EUROPE of Luxembourg nacionality, having its place of business in Louxemburg, Rue de Jean Piret, 3, with Identification Code B-65.610

INMOBILIARIA AZTLAN SOCIEDAD ANONIMA DE CAPITAL VARIABLE, of Mexican nationality, having its place of business in FD Mexico, at Parque Via Avenida, 198, Colonia Cauthtemoc

PROMOTORA DE INFORMACIONES, S.A., Spanish company, having its place of business in Madrid, at Gran Via 32, with Spanish National Company Tax Number A28/297059

INFORMATICA DEL CORTE INGLES, S.A., of Spanish nacionality, having its place of business in Madrid, Hermosilla, 112, with Spanish National Company Tax Number A-28855260

OMEGA CAPITAL, S.L., of Spanish nacionality, having its place of business in Madrid, Paseo de la Castellana 31, with Spanish National Company Tax Number B-80932445

CAJA DE AHORROS DE SALAMANCA Y SORIA (CAJA DUERO), having its place of business in Salamanca, Plaza de los Bandos, numbers 15-17, with Spanish National Company Tax Number G-37244191

CAJA DE AHORROS Y MONTE DE PIEDAD DE ZARAGOZA ARAGON Y RIOJA (IBERCAJA), of Spanish nationality, having its place of business in Zaragoza, Plaza Basilio Paraiso, 2, with Spanish National Company Tax Number G-50-000.652.

CAJA DE AHORROS PROVINCIAL SAN FERNANDO DE SEVILLA Y JEREZ (CAJA SAN FERNANDO) of Spanish nationality, having its place of business in Seville, Plaza de San Francisco, 1, with Spanish National Company Tax Number G-41000167

MONTE DE PIEDAD Y CAJA DE AHORROS DE HUELVA Y SEVILLA (EL MONTE), of Spanish nationality, having its place of business in Seville, at Plaza de Villais, 2, with Spanish National Company Tax Number G-41/402819

DIARIO DE BURGOS, S.A. Spanish company, having its place of business in Burgos, at calle de San Pedro de Cardena,34, with Spanish National Company Tax Number A-09002387.

duly represented in this act,(hereinafter known as THE WARRANTORS OR THE WARRANTING ENTITIES)

AND OF THE FOURTH PART

FONSAGRADA. S.L. appearing for the sole purposes which shall be stated, of Spanish nacionality, having its place of business in Madrid, Paseo de la Castellana, 31, with Spanish National Company Tax Number B-79314191.

All such entities represented by the persons signing at the end of this contract, hold that they have sufficient powers and faculties to bind their representatives to the terms of this contract.

                                     DECLARE

I.- That the GUARANTEED PARTY has been awarded one of the licences which were referred to in the public auction held following two state Orders of the 7th of October 1999 (BOE - Spanish Official State Gazette number 242, of 9). This concerned the awarding of three licences of the C2 class for the establishment and use of fixed public networks of radio access in the waveband 3.4 to 3.6 Ghz.

That the awarding of said individual licence is governed by the document of particular administrative clauses and technical provisions approved by the aforesaid Orders of the Spanish Ministry of Public Works.

II.- That, by virtue of the terms of the 9th (final) Administrative Clause of the Document of Particular Administrative Clauses and Technical Prescriptions of Public Invitations to Tender FIRSTMARK COMUNICACIONES ESPANA, S.L. has tendered the constitution of FIFTY ONE (51) endorsements (hereinafter known as the ENDORSEMENTS) to correspond to the obligations that are contained in the tender that were submitted in the invitation to tender alluded to in the previous Expositive.

III. - That the GUARANTEED PARTY has requested from the GUARANTOR ENTITIES the concession of FIFTY ONE (51) endorsements, for their delivery and deposit in the Caja General de Depositos of the Spanish Ministry of Public Works, for up to the time, limit and other conditions that shall be stated, by which the GUARANTOR ENTITIES secure the GUARANTEED PARTY before the Spanish Ministry of Public Works, (hereinafter known as the BENEFICIARY) to the total sum of THIRTY THOUSAND,SIX HUNDRED AND TWENTY ONE MILLION FIVE HUNDRED THOUSAND PESETAS (30,621,500,000.-ptas), equivalent to184,038,921.54 euros, for the purpose of corresponding to the obligations that are set out in each one of the ENDORSEMENTS that are the object of this contract, and a copy of which is incorporated as an appendix hereto.

IV.- That the GUARANTOR ENTITIES have agreed with the GUARANTEED PARTY to the provision of the guarantees requested, along with the formalization of the counterguarantee and disclosure of a surety bond in order to regulate the relationships deriving from the provision of the ENDORSEMENTS. This is in addition to the relationships that arise from the granting of said ENDORSEMENTS and to guarantee the risks deriving from the provision thereof to the GUARANTOR ENTITIES.

V.- That the GUARANTOR ENTITIES, with the aim of normalizing the relationship that derives between them as endorsing parties of the GUARANTEED PARTY with respect to BENEFICIARY, have agreed to the establishing of a guarantor syndicate which has been appointed as the AGENT ENTITY to EBN BANCO (hereinafter known as the AGENT ENTITY), and that for this reason it appears in this contract in its double capacity as both GUARANTOR ENTITY and as AGENT ENTITY of the the guarantor syndicate.

VI.- That, with the intention that the obligations of the GUARANTEED PARTY with respect to GUARANTOR ENTITIES, deriving from the provision by the latter of the ENDORSEMENTS referred to in favour of the BENEFICIARY, be sufficiently guaranteed, the GUARANTEED PARTY has offered the GUARANTOR ENTITIES, and the latter have accepted, the provision of surety bonds by the WARRANTORS, in the terms that are set out under this contract.

VII.- These being the facts, and desiring that the parties represented herein set the terms, conditions and guarantees of the transaction, it has been agreed to formalize this COMMERCIAL CONTRACT OF COUNTERGUARANTEE AND DISCLOSURE OF SURETY BOND, in accordance with the following

                                     CLAUSES

FIRST.- FORMATION OF THE GUARANTOR SYNDICATE.

CAJA DE AHORROS PROVINCIAL SAN FERNANDO DE SEVILLA Y JEREZ (CAJA SAN FERNANDO); MONTE DE PIEDAD Y CAJA DE AHORROS DE HUELVA Y SEVILLA (EL MONTE); CAJA DE AHORROS DE SALAMANCA Y SORIA (CAJA DUERO); CAJA DE AHORROS Y MONTE DE PIEDAD DE ZARAGOZA, ARAGON Y RIOJA (IBERCAJA); CAJA DE AHORROS DEL MEDITERRANEO (CAM); CAJA DE AHORROS Y MONTE DE PIEDAD DE BALEARES (SA NOSTRA); MONTES DE PIEDAD Y CAJA DE AHORROS DE RONDA, CADIZ, ALMERIA, MALAGA Y ANTEQUERA (UNICAJA) AND SOCIEDAD ESPANOLA DE BANCA DE NEGOCIOS, S.A. (EBN BANCO) constitute a guarantor syndicate with the aim of covering the surety requested by the GUARANTEED PARTY, for the sum of THIRTY THOUSAND SIX HUNDRED AND TWENTY ONE MILLION FIVE HUNDRED THOUSAND PESETAS

(30.621.500.000.-ptas.), equivalent to [184,038,921.54].-euros, in order to meet the commitments and obligations that are referred to in Expositives II and III of this contract.

The individual participation of each one of the GUARANTOR ENTITIES in the total sum of the ENDORSEMENTS are set at the amount which is detailed below.



                   GUARANTOR ENTITY    PARTICIPACION                 %
       CAJA DUERO                      6.000.000.000.-ptas.       19,594%
       CAJA SAN FERNANDO               6.000.000.000.-ptas.       19,594%
       EL MONTE                        4.000.000.000.-ptas.       13,063%
       IBERCAJA                        4.000.000.000.-ptas.       13,063%
       EBN BANCO                       3.621.500.000.-ptas.       11,827%
       CAM                             3.000.000.000.-ptas.        9,797%
       SA NOSTRA                       2.000.000.000.-ptas.        6,531%
       UNICAJA                         2.000.000.000.-ptas         6,531%


The rights and obligations which each GUARANTOR ENTITY takes on are of a several nature, the rights and obligations that derive from the formalization of this contract being wholly independent of each other, except where the contrary is expressly stated.

The surety bonds which are the object of this contract are implemented by means of the issuing, in a several form, on the part of the GUARANTOR ENTITIES of the 51 syndicated ENDORSEMENTS to which reference has been made in the expositive part herein.

The participation of each GUARANTOR ENTITY in each one of the ENDORSEMENTS will be adjusted to its participation in the Guarantor Syndicate.

In the event that any of the GUARANTOR ENTITIES, in spite of the commitments that are contracted under this contract, have the necessity of having a warranty for breach of the obligations of the GUARANTEED PARTY, and not placing at the disposition of the AGENT ENTITY the funds promised in accordance with this contract, this shall not affect the other GUARANTOR ENTITIES. The latter shall only be bound to place at the disposal of the AGENT ENTITIES the funds that are within the limits of their liability, that correspond to them according to their participation in the ENDORSEMENTS, without, as a result, they are bound to assume the part corresponding to the GUARANTOR ENTITY that breaches the contract and even though said part may fall within the maximum liability of the other GUARANTOR ENTITIES. The foregoing shall be understood to be without prejudice to the claims arising against the breaching party that may be encumbered upon the GUARANTEED PARTY.

Any of the GUARANTOR ENTITIES shall be entitled to undertake actions of an extrajudicial nature which may be conducive to the maintenance of their own rights and those of the other GUARANTOR ENTITIES. Notwithstanding this, a GUARANTOR ENTITY shall only be entitled to exercise its own rights judicially, subject to the terms of this contract.

SECOND.- AGENCY.

1. The AGENT ENTITY in this syndicate, by agreement with the GUARANTOR ENTITIES, shall be EBN BANCO. Without detracting in any way from the independent nature of the obligations of the GUARANTOR ENTITIES under this contract, it is expressly stipulated that, as regards the development and operation thereof, the AGENT ENTITY acts, not only for itself, but also as a special agent of an irrevocable nature of the GUARANTOR ENTITIES. The payments of any nature deriving under this contract shall be specifically made by the GUARANTEED PARTY to the AGENT ENTITY. These shall take full and free effect on the GUARANTEED PARTY and/or its WARRANTORS, as if they had been received in the corresponding ratio by the GUARANTOR ENTITIES. In accordance with the terms of the second paragraph of section 1170 of the Spanish Civil Code; in the event of a cheque forwarded in payment to the AGENT ENTITY not being capable of being met, then said act shall not have the effect of payment. Nor, consequently, shall it free those parties from their obligation, nor give the AGENT ENTITY, when it makes the payments in favour of the GUARANTOR ENTITIES, the corresponding right of action against them.

In the same manner, and while it is not expressly stated to the contrary, whatever notification made or received by the AGENT ENTITY, shall have the same effect as if it had been drawn up or made by all of the GUARANTOR ENTITIES.

2. All the payments whether they be of principal, interest, commissions and other concepts made by the GUARANTEED PARTY and/or its WARRANTORS, deriving under this contract, shall be distributed by the AGENT ENTITY among the GUARANTOR ENTITIES in such a manner that, at all times, they shall all be paid in proportions which are identical to their participation in the ENDORSEMENTS.

The possible rights of the GUARANTOR ENTITIES to obtain payments from the GUARANTEED PARTY and/or its WARRANTORS based on causes and obligations that are different from those contained in this contract, shall not be affected by the terms herein.

3. The powers of representation that the GUARANTOR ENTITIES grant to the AGENT ENTITY, shall be understood to be limited to those actions and steps that, as specifically foreseen under this contract, shall be necessary for the performance and effectiveness of the same.

Under no circumstances shall the AGENT ENTITY hold a fiduciary capacity with respect to the GUARANTOR ENTITIES, of the GUARANTEED PARTY or any other persons, its duties and obligations being limited to those expressly set forth in this contract, in accordance with these principles, and in a declarative manner:

         a) The AGENT ENTITY shall not be liable to the GUARANTOR ENTITIES, by reason of providing the ENDORSEMENTS, for the performance, validation or exiguity of this contract or whatever other complementary document, or the veracity or certainty of the declarations contained herein or in the communications that it receives, nor as regards the feasibility of compliance with its obligations by the GUARANTEED PARTY or its WARRANTORS.

         b) The duty to provide information by the AGENT ENTITY shall be understood to be limited to those communications as shall be necessary for the normal compliance with, and undertaking of, the contract, or its exiguity in the event of breach.

                  The AGENT ENTITY shall not be bound to verify the veracity of, or compliance with, the commitments assumed by the GUARANTEED PARTY and its WARRANTORS. Neither shall it be bound to investigate the existence of the possible causes of breach or the weakening of the condition of solvency of the GUARANTEED PARTY or its WARRANTORS.

         c) In performing its representative powers, the AGENT ENTITY shall not contract any liability should the instructions that are received be adjusted. In the absence of such instructions and in an emergency case, it shall act at its own prudent discretion, in accordance with banking norms, without any prejudice to that which is expressly set out under this contract.

         d) In complying with its other tasks and duties set forth in this contract, the AGENT ENTITY shall have no liability of a serious nature, other than that which may derive thereunder, without prejudice to the liability for any agreement that may have been concluded between the GUARANTEED PARTY and the AGENT ENTITY.

         e) The employees and representatives of the AGENT ENTITY, whatever their status and capacity may be, shall not incur any personal liability with respect to the other GUARANTOR ENTITIES as a result of its professional performance as it relates to this transaction.

         f) Each one of the GUARANTOR ENTITIES declares to the AGENT ENTITY that, as regards this contract, it has made its own independent investigation and evaluation of the financial situation and the business of the GUARANTEED PARTY and of the WARRANTORS.

4. The GUARANTOR ENTITIES undertake to repay the AGENT ENTITY, in proportion to their participation in the ENDORSEMENTS, all the ordinary and extraordinary expenses caused to the AGENT ENTITY and justified by the latter in the performance of its work and always provided that the same are not paid by the GUARANTEED PARTY.

5. Regardless of this contract, the AGENT ENTITY shall be entitled to accept deposits, lend money and, in general, in the same manner as the other GUARANTOR ENTITIES, carry out all classes of banking transactions with the GUARANTEED PARTY.

6. The AGENT ENTITY shall be entitled to waive said post by means of written notification to the other GUARANTOR ENTITIES and the GUARANTEED PARTY. In such a case, they shall have the right to appoint, from among themselves, a new AGENT ENTITY, by means of majority agreement, taking into consideration the effect on the participation of each of them in the ENDORSEMENTS, without prejudice to whatever agreement that may have been reached between the GUARANTEED PARTY and the AGENT ENTITY.

In the event of no replacement having been appointed by the GUARANTOR ENTITIES within two months of the notification, or the designated party not having accepted the appointment, the AGENT ENTITY shall be entitled to make the appointment itself, from among the GUARANTOR ENTITIES.

The waiver of the foregoing and a new appointment shall take effect from the date of acceptance of the new AGENT ENTITY, and shall be notified to the GUARANTEED PARTY.

The new AGENT ENTITY shall be vested with the same rights, powers, obligations and duties as the outgoing AGENT ENTITY, in accordance with the terms of this contract, including the obligations that may be contained in an agreement reached between the GUARANTEED PARTY and the AGENT ENTITY.

Under no circumstances shall the waiver by the AGENT ENTITY nor the appointment of a new one imply the assumption of new obligations, nor increased costs for the GUARANTEED PARTY, that are not expressly assumed by virtue of this contract or an agreement reached between the latter and the outgoing AGENT ENTITY.

The replacement of EBN BANCO as AGENT ENTITY, except in the event that it takes place at the request of said Entity, shall only take effect from the time at which, the previous requirements having been met, the ENDORSEMENTS made by the latter are substituted for others made by the Entity that replaces it, or in the case of it being accepted by the BENEFICIARY, severally made by the GUARANTOR ENTITIES.

THIRD.- PURPOSE AND CONDITIONS OF THE ENDORSEMENTS TO BE MADE.-

CAJA DE AHORROS PROVINCIAL SAN FERNANDO DE SEVILLA Y JEREZ (CAJA SAN FERNANDO); MONTE DE PIEDAD Y CAJA DE AHORROS DE HUELVA Y SEVILLA (EL MONTE); CAJA DE AHORROS DE SALAMANCA Y SORIA (CAJA DUERO); CAJA DE AHORROS Y MONTE DE PIEDAD DE ZARAGOZA, ARAGON Y RIOJA (IBERCAJA); CAJA DE AHORROS DEL MEDITERRANEO (CAM); CAJA DE AHORROS Y MONTE DE PIEDAD DE BALEARES (SA NOSTRA); MONTES DE PIEDAD Y CAJA DE AHORROS DE RONDA, CADIZ, ALMERIA, MALAGA Y ANTEQUERA (UNICAJA) AND SOCIEDAD ESPANOLA DE BANCA DE NEGOCIOS, S.A. (EBN BANCO) expressly agree with the GUARANTEED PARTY, in the same act, to the formalization of a line of syndicated endorsements up to an overall limit established under this Clause, under the protection provided by the GUARANTOR ENTITIES, and to the ENDORSEMENTS in favour of the GUARANTEED PARTY before the Spanish Public Works Ministry, a copy of which is included in this contract, without prejudice to the fact that they still may not have been deposited in the Caja General de Depositos.

The GUARANTEED PARTY and the WARRANTORS state their agreement with the terms of the ENDORSEMENTS .

The ENDORSEMENTS made have been recorded in the Special Registry of ENDORSEMENTS of the AGENT ENTITY in the numbers that are indicated that run consecutively from 2,100,883 to 2,100,933 inclusive.

The ENDORSEMENTS are granted to an overall maximum of THIRTY THOUSAND SIX HUNDRED AND TWENTY ONE MILLION FIVE HUNDRED THOUSAND PESETAS (30.621.500.000.-ptas.), equivalent to 184,038,921.54.-euros. Each one is for an individual amount, of temporary validity, and for the purpose and the other conditions that are established in the respective ENDORSEMENT documents. These shall be cancelled, following a request from the AGENT ENTITY, by a resolution issued for such purposes by the BENEFICIARY.

The overall maximum limit that the GUARANTOR ENTITIES grant to the GUARANTEED PARTY, set out in the previous paragraph, are of a non rotative nature, that is to say, that they will be reduced in accordance with the cancellation of the ENDORSEMENTS granted, and shall be considered to be fully terminated once the cancellation of all of them has taken place.

The GUARANTEED PARTY shall be entitled to fully or partially cancel the transaction at any time, provided that it delivers the vouchers of full or partial cancellation of the ENDORSEMENTS issued by the Caja General de Depositos to the AGENT ENTITY, with the verification that the said ENDORSEMENTS have been fully or partially cancelled.

FOURTH.- GUARANTEE AND LIABILITY OF THE WARRANTORS.-

The WARRANTORS and for the purposes and under the conditions that shall be stated, the company FONSAGRADA S.L jointly guarantee to CAJA DE AHORROS PROVINCIAL SAN FERNANDO DE SEVILLA Y JEREZ (CAJA SAN FERNANDO); MONTE DE PIEDAD Y CAJA DE AHORROS DE HUELVA Y SEVILLA (EL MONTE); CAJA DE AHORROS DE SALAMANCA Y SORIA (CAJA DUERO); CAJA DE AHORROS Y MONTE DE PIEDAD DE ZARAGOZA, ARAGON Y RIOJA (IBERCAJA); CAJA DE AHORROS DEL MEDITERRANEO (CAM); CAJA DE AHORROS Y MONTE DE PIEDAD DE BALEARES (SA NOSTRA); MONTES DE PIEDAD Y CAJA DE AHORROS DE RONDA, CADIZ, ALMERIA, MALAGA Y ANTEQUERA (UNICAJA) AND SOCIEDAD ESPANOLA DE BANCA DE NEGOCIOS, S.A. (EBN BANCO), and severally among themselves to the GUARANTEED PARTY, in an unconditional and irrevocable manner , all the obligations contained under this contract under the same terms and conditions and time periods agreed therein, even when its liability does not appear to be expressly stated in any of the provisions of this document. The WARRANTORS expressly waive the benefits of exclusion, before the GUARANTOR ENTITIES, and by the order regulated in section 1830 and subsequent ones of the Spanish Civil Code, they also waive the right to oppose that goes contrary to the interests of GUARANTEED PARTY by virtue of this contract.

By virtue of said guarantee, without prejudice to what is established hereafter, each one of the WARRANTORS shall be jointly responsible to the GUARANTOR ENTITIES for the breach of the GUARANTEED PARTY in the percentage, and for the maximum amount that is set out below:

                       WARRANTORS                              PERCENTAGE               AMOUNT
FIRSTMARK COMUNICATIONS EUROPE                                   35.00%             10,717,525,000 pta

INMOBILARIA AZTLAN SOCIEDAD DE
CAPITAL VARIABLE (AZTLAN)                                        17.50%              5,358,762,500 pta

PROMOTORA DE INFORMACIONES, S.A.                                 17.50%              5,358,762,500 pta

INFORMATICA DEL CORTE INGLES, S.A.                               12.02%              3,680,704,300 pta

OMEGA CAPITAL, S.L. AND FONSAGRADA S.L. (1)                       5.00%              1,531,075,000 pta

CAJA DUERO                                                        3.99%              1,221,797,850 pta

IBERCAJA                                                          2.50%                765,537,500 pta

CAJA SAN FERNANDO                                                 2.50%                765,537,500 pta

EL MONTE                                                          2.50%                765,537,500 pta

DIARIO DE BURGOS, S.A.                                            1.49%                456,260,350 pta

                                                  TOTAL:        100.00%             30,621,500,000 pta

(1) in the terms described hereafter

Notwithstanding the foregoing, the WARRANTOR: FIRSTMARK COMUNICATIONS EUROPE, implements its guarantee by means of the banking endorsement, a copy of which is included as an appendix to this contract. This is delivered up in this act to the AGENT ENTITY, that receives it in satisfaction of all the GUARANTOR ENTITIES,. Their liability to the GUARANTOR ENTITIES is limited to the authority and validity of said endorsement, but not to the solvency of the banking entity that issues the same. Consequently, the GUARANTOR ENTITIES, in the event of breach by GUARANTEED PARTY, shall only be able, in relation to the aforementioned WARRANTOR, to undertake the performance of that endorsement contributed by them, without this giving rise to any claim against their estate.

For its part, the WARRANTOR AZTLAN, implements its guarantee by means of the constitution of a pledge guarantee, which is constituted along with this act, in favour of the GUARANTOR ENTITIES which accept it, concerning the credit rights inherent in the current account number 0211.0001.72.00840-73, opened in the name of the AGENT ENTITY up to an amount of 5,358,762,500.- PESETAS.

Consequently, AZTLAN expressly authorises the AGENT ENTITY to hold the balance of said account, a balance which AZTLAN declares itself to be the legitimate title holder of, having free disposition over the same, stating that it is not encumbered by any other guarantee, charge, retention or any other similar limitation. Neither is there any litigation or claim of any kind in process over it. The transaction proceeds on the understanding that until the complete cancellation of the obligations under this guaranteed pledge, AZTLAN shall not be able to have at its disposal the funds from said account if the balance of the same is left at a level below the amount that is pledged, nor demand its return. If during the course of this pledge there is a breach on the part of the GUARANTEED PARTY, the GUARANTOR PARTIES shall be entitled to substantiate the liability of AZTLAN solely for the performance of said pledge, without in any circumstances being able to address themselves to the rest of its estate.

The pledge constituted under this provision shall remain in force as such until the obligations of the GUARANTEED PARTY are completely fulfilled, or said pledge is replaced by a bank aval that covers the liabilities of AZTLAN to the satisfaction of the AGENT ENTITY, in which case, said pledge being terminated.

In the event that said pledge is replaced by a bank aval, in the aforesaid terms, the GUARANTOR ENTITIES, in the event of breach by the GUARANTEED PARTY, shall only be entitled, as regards AZTLAN, to continue with the performance of the bank aval supported by it, without under any circumstances being able to address themselves against the estate.

 The GUARANTOR PARTY shall make their rights effective over the pledge fully or partially constituted herein, and on one or more occasions applying its amount to the payment of the liabilities of the GUARANTEED PARTY, guaranteed in this provision. This shall be the case as soon as any breach occurs on the part of the latter of its obligations relating to the guaranteed transactions, including when any of the causes of disclosure of the surety bond established in this contract concur.

 The GUARANTOR ENTITIES, in order to set the balance of the pledged debt to be performed, shall verify it exclusively by means of a certificate issued by the AGENT ENTITY and declared in an official public document that, making reference to the accounting therein, shall state the net balance under which the pledge is exercised.

As regards the FONSAGRADA, S.L. company; it appears for the purposes of being constituted in the WARRANTY of the GUARANTEED PARTY, jointly with the OMEGA CAPITAL, S.L. company, under the same terms and conditions as the latter. Notice is taken of the fact that OMEGA CAPITAL, S.L. has been represented in this contract by means of a verbal proxy, and as a result, its consent has not been perfectly established. Therefore, the security bond made by the FONSAGRADA, S.L. company and the pledge that is implemented under this shall be fully terminated under law at the same time as this contract is purely and simply ratified, in all its content, terms and conditions by the WARRANTOR OMEGA CAPITAL, S.L., without prejudice to the substantiating of the liability of the latter.

For the purposes of OMEGA CAPITAL, S.L. being able to proceed to said ratification, it shall deliver up the authentic copy of this contract that corresponds to it, within 96 hours from the signing of the same, to FONSAGRADA, S.L. so that the parties can irrevocably instruct the public official who appears.

The surety bond made by FONSAGRADA, S.L. is implemented by means of the constitution of a pledged guarantee, in favour of the GUARANTOR ENTITIES which accept it, on the inherent credit rights of the current account number 0211.0001.7600401-25, opened in its name in the AGENT ENTITY, up to the amount of 1.531.075.000 PESETAS.

Thereby, FONSAGRADA, S.L. expressly authorises the AGENT ENTITY so that during the course of this deposit, it shall hold the balance of said account, up to said amount, a balance that FONSAGRADA, S.L. holds legitimate title to, having free disposition over the same, and holds that it does not have any encumbrance in the form of another guarantee,retention, charge or similar. Nor is their litigation or claims of any class in process over it. The transaction proceeds on the understanding that until the complete cancellation of the obligations under this guaranteed pledge, FONSAGRADA, S.L. shall not be able to have at its disposal the funds from said account if the balance of the same is left at a level below the amount that is pledged, nor demand its return. If during the course of this pledge there is a breach on the part of the GUARANTEED PARTY, the GUARANTOR PARTIES shall be entitled to substantiate the liability of FONSAGRADA, S.L. solely for the performance of said pledge, without in any circumstances being able to address themselves to the rest of the estate of OMEGA CAPITAL, S.L.

The pledge constituted under this provision, and the pledge which is thereby implemented shall remain in force as such until the obligations of the GUARANTEED PARTY are completely fulfilled, or is terminated in full with notice by the ratification of this contract by OMEGA CAPITAL, S.L. in accordance with the terms set out beforehand.

The GUARANTOR ENTITIES shall make their rights effective over the pledge fully or partially constituted herein, and on one or more occasions applying its amount to the payment of the liabilities of the GUARANTEED PARTY, guaranteed in this provision. This shall be the case as soon as any breach occurs on the part of the latter of its obligations relating to the guaranteed transactions, including when any of the causes of disclosure of the surety bond established in this contract concur.

The GUARANTOR ENTITIES, in order to set the balance of the pledged debt to be performed, shall verify it exclusively by means of a certificate issued by the AGENT ENTITY and declared in an official public document that, making reference to the accounting therein, shall state the net balance under which the pledge is exercised.

The GUARANTOR ENTITIES are entitled to hold the WARRANTORS, to these guarantees, subject to certain percentage and quantitive limits, as previously established in this clause and the several character of the obligations of the WARRANTORS among themselves, although this shall be in a joint manner with the GUARANTEED PARTY.

Given the joint nature of the obligations of the WARRANTORS, under no circumstances shall it be possible to demand, from any of them, at any time, a percentage of the outstanding amount, by virtue of each one of the ENDORSEMENTS issued, that is greater than the percentages expressed beforehand that apply to the same, without any claim arising by the WARRANTOR for the part of the debt that corresponds to any other of them.

The WARRANTORS are bound to pay, within the previously mentioned limits, any amount claimed by the GUARANTOR ENTITIES upon presentation of a simple written notification, accompanied by the verification that the payment has been made to the BENEFICIARY under an endorsement, made by the AGENT ENTITY, and communicating the breach that has been made, without any excuse being admissible as any as regards the payment of said amounts.

This shall be done in the maximum period of five working days from the receipt of the notification, the interest rates applicable to the balance on the special account being applicable to the amounts claimed during said period, in accordance with what is agreed in the eighth clause . For the purposes of said notification, the GUARANTOR ENTITIES do not have to verify the cause of the breach of the terms of this contract by the GUARANTEED PARTY.

The rights of the GUARANTOR ENTITIES under this guarantee shall not be affected in any way by any other obligation or guarantee on the part of the GUARANTOR ENTITIES in favour of the GUARANTEED PARTY or the WARRANTORS, without for such reasons giving rise to compensation from the GUARANTOR ENTITIES, who are expressly and irrevocably empowered to previously perform other guarantees which they may be the beneficiaries of.

Without prejudice to the foregoing, the AGENT ENTITY and the GUARANTOR ENTITIES are expressly and irrevocably empowered by each one of the WARRANTORS to compensate any of the amounts claimed under this guarantee against the amounts that may exist in favour of the same, whether they be current, savings or any other types of accounts, that have been opened with the GUARANTOR ENTITIES, or any other sums or credits that the latter shall have to meet, that the WARRANTORS will have established in any office, headquarters or branch office of the GUARANTOR ENTITIES, and, as a result, make the payments, charges and conversions that arise from said compensatory effects.

This guarantee shall remain in force and be of full effect while the ENDORSEMENTS are in force and the repayment to the GUARANTOR ENTITIES of the whole of the amounts that correspond to them in concept of the principal, interests, commissions and other expenses under this contract remains due.

The cession by any of the GUARANTOR ENTITIES of their position in this contract shall imply the subrogation of the transferee in the position of the transferor in this guarantee, which the WARRANTORS. expressly assent to from hereon, always provided that the cession does not detract from the validity of the endorsement for the BENEFICIARY.

FIFTH.- PAYMENT OBLIGATIONS OF THE GUARANTEED PARTY AND DISCLOSURE OF SURETY BOND.-

The GUARANTEED PARTY is bound to make the following payments:

      1. In terms of commissions, the amounts that accrue according to the thirteenth clause of this contract, and within the agreed time period.

      2. In terms of interest, the amounts that accrue, the debt on the special account, which are referred to in the seventh and eighth clauses.

      3. In terms of repayment of the principal, all those amounts that the GUARANTOR ENTITIES have made effective in performance of the ENDORSEMENTS granted by the same, in accordance with the conditions established in this contract, in favour of the BENEFICIARY, in the period of two working days counting from the requirement made for such purposes by the AGENT ENTITY.

Nevertheless, given the conditions under which the ENDORSEMENTS are made, the GUARANTOR ENTITIES shall be entitled to demand that the GUARANTEED PARTY disclose to them all or any of the ENDORSEMENTS made, provided that some of the following circumstances concur:

      a) The breach of any of the obligations assumed by the GUARANTEED PARTY or its WARRANTORS in this contract.

      b) The termination, suspension, expiry, expropriation, voiding or resolution of the award of the individual C2 licence for the establishment and use of fixed public networks of access radio in the waveband of 3.4 to 3.6 Ghz, granted to the GUARANTEED PARTY according to the Order of Spanish Ministry of Public Works of the 8th of March, 2000 (BOE - Spanish Official State Gazette number 60 of 10th of March)

      c) The falsification of any information or document provided by the GUARANTEED PARTY or its WARRANTORS that has been used as the basis for the concession of the ENDORSEMENTS.

      d) The request for the declaration of the suspension of payments, removal or waiting or bankruptcy of the GUARANTEED PARTY or any of the WARRANTORS and, in the event of the bankruptcy having been requested by a third party, when the Judge has issued a writ of bankruptcy declaration.

      e) Should any of the circumstances take place that are foreseen in section 1843 of the Spanish Civil Code.


Should any of the aforementioned circumstances occur, the GUARANTEED PARTY shall be bound to disclose the surety bond made to the GUARANTOR ENTITIES, within the period of fifteen working days, counting from the notification of the due requirement that for such purposes is practiced by the AGENT ENTITY.

In the case of GUARANTEED PARTY, at the request of the AGENT ENTITY as set out in the previous paragraph, not disclosing the surety bond made to the GUARANTOR ENTITIES , it shall make a cash deposit or the same in shares the covers the amount of the whole of the uncancelled ENDORSEMENTS, It shall furthermore make a pledge in a public document, in favour of the GUARANTOR ENTITIES and in guarantee of the obligations deriving from the ENDORSEMENTS made, said deposit and the credit right deriving under the same.

In the event that the GUARANTEED PARTY, as required under the agreement, does not disclose the surety bond made to the GUARANTOR ENTITIES or does not make the deposit referred to in the foregoing paragraph, the WARRANTORS shall be immediately bound to make a deposit on the same conditions that will cover the amount of the ENDORSEMENTS, . It shall also make a ledge in a public document, in favour of the GUARANTOR ENTITIES in guarantee of the obligations deriving from the ENDORSEMENTS, the amount of said deposit and the subsequent credit right arising under the same.

SIXTH.- PAYMENT BY THE GUARANTOR ENTITIES.-

The GUARANTEED PARTY and the WARRANTORS expressly and irrevocably authorise the GUARANTOR ENTITIES to make effective the amounts that, in performance of the ENDORSEMENTS made, and in accordance with what is agreed under the contract, for which a claim may arise against them by the BENEFICIARY. This shall be up to the total amount of each one of the ENDORSEMENTS, on the first notification that they receive, without the need for prior agreement from the GUARANTEED PARTY nor the WARRANTORS, nor from the requirement of the same, and without the need to consider the origin or otherwise of the claim.

In the case in which the GUARANTOR ENTITIES shall have to meet the surety bonds made, by reason of the requirement made by the BENEFICIARY, the AGENT ENTITY shall inform the rest of the GUARANTOR ENTITIES, as soon as it may be required, of the total amount claimed and the part that corresponds to each GUARANTOR ENTITY in accordance with their participation in the ENDORSEMENTS.

Each GUARANTOR ENTITY shall place at the disposal of the AGENT ENTITY, before 10:00 a.m. on the date of deadline of the payment, the amount that corresponds to its participation in the ENDORSEMENTS to be assumed, by means of payment under the OMF system (Order of Movement of Funds), Bank of Spain Code 0211.

If the AGENT ENTITY, in the belief that the GUARANTOR ENTITIES have made the delivery of the proportional part that they are bound to pay to the BENEFICIARY of the full amount that is claimed, and it transpires that any GUARANTOR ENTITY has not made its contribution, it shall be entitled to demand said amount from the latter on the date of the payment to the BENEFICIARY.

From the same time at which the GUARANTOR ENTITIES, directly or by means of the AGENT ENTITY, makes the payment of any of the surety bonds, they shall be entitled to demand from the GUARANTEED PARTY and the latter shall be bound to pay them, the total amount due including the interest and expenses that, as appropriate, may have accrued, and this shall be the case even in the case of such payment has been made without the knowledge or the opposition of the same.

SEVENTH- SPECIAL ACCOUNT.-

For the purposes of this contract, at the time of its formalization, the AGENT ENTITY shall open a special register account with the GUARANTEED PARTY in which such arrangements as derive from the granting of the ENDORSEMENTS shall be noted. In the "Owing" part of said account , the amounts that the GUARANTEED PARTY has to meet for expenses, commissions, interests and, as appropriate, performance, shall appear, along with the nominal amount made for the ENDORSEMENTS. In the "Done" part of said account will be all those amounts that the GUARANTEED PARTY delivers to the AGENT ENTITY in payment of the previous items.

At any time, the amount in said special register account shall indicate the exact sum owed by the GUARANTEED PARTY to the GUARANTOR ENTITIES by reason of the granting of the ENDORSEMENTS.

In addition to the special account that the AGENT ENTITY shall hold, each one of the GUARANTOR ENTITIES shall open and maintain in its books a special register account in the name of the GUARANTEED PARTY in which the same payments and charges as made and indicated in the previous paragraph shall be entered, to the account that the AGENT ENTITY holds, but referring exclusively to the participation of each GUARANTOR ENTITY in the ENDORSEMENTS.

For the purposes of the terms of section 1435 of the Spanish Civil Procedure Act, or any guidelines that replaces it, the liquidation to determine the debt that can be legally reclaimed will be processed by the AGENT ENTITY, or by the GUARANTOR ENTITY that it is dealing with, by way of the appropriate certification that verifies that GUARANTEED PARTY in the AGENT ENTITY are present, on the day of closure, in the special register account, governed in this clause, of in that of GUARANTOR ENTITY that feature herein.. For these purposes, it will be sufficient to initiate legal proceedings to present this policy and to have the provision of an official public document that the certificate incorporates, issued by the AGENT ENTITY or the GUARANTOR ENTITY that feature herein, showing the amount that is the responsibility of the GUARANTEED PARTY, verifying that the settlement of the debt has been made in the agreed form by the parties to this contract and that said amount coincides with that which appears in the account or accounts of the GUARANTEED PARTY. The expenses that originate from the use of the official public document shall be the responsibility of the GUARANTEED PARTY.

The amount in the account that is thus set shall be duly notified to the GUARANTEED PARTY at least five days before, the undertaking of this action.

EIGHTH.- REGULARIZATION OF THE AMOUNT OUTSTANDING AND ACCRUAL OF INTEREST. -

1.- The amount outstanding that features in the special account described in the previous clause, shall be immediately regularized by the GUARANTEED PARTY, the GUARANTOR ENTITIES thus being able to make a claim on it at any time.

2.- Interest rate.

The amount outstanding that features in the aforementioned account shall accrue interest to the benefit of the GUARANTOR ENTITIES, until they are completely satisfied, at an annual nominal rate that shall be variable for each one of the successive periods of three months that follow the date on which the special register account first presents an amount due. The rate at which said debt shall accrue interest shall be determined by the addition of the following factors:

      a) A variable sum which shall be the EURIBOR rate reflected in the "EURIBOR" page of the "REUTERS SCREEN" or any other that may replace it in the future, at 11:00 h. on the morning of the working day immediately prior to the date on which the a period of interest commences, for deposits in pesetas of an amount similar to that of the outstanding balance and for a period of interest of three months or the closest possible to three months. In the case of the EURIBOR rate not being obtainable at said time, then the interest rate that shall be applied as a point of reference shall be the EURIBOR that has been set at the moment which is immediately prior to that one.

      b) Another annual fixed sum of TWO POINT FIVE PER CENT (2.50 %).

      The interest rate thus set shall be increased in addition, in light of the following:

      1. The ordinary costs of obtaining such funds from the Interbanking Market, including the intermediary brokerage fees.

      2. Any taxes, rates, state charges or otherwise that shall be currently levied or may be levied in the future, relating to the obtaining of funds in the Interbanking Market, or the brokerage fees of intermediaries. The result that is attained shall be rounded up, should that be necessary, to the nearest 1/20 of a percentage point.

3.- Substitutive interest rate.

a. When it is not possible to determine the EURIBOR interest rate in accordance with the previous paragraph, then it shall be calculated in accordance with the terms that are set out in this section using the rate set by the AGENT ENTITY, on the working day immediately prior to the commencement of a period of interest for deposits made in pesetas of a sum similar to the outstanding balance and for a three month interest period or the closest period to three months, as set by the following financial and credit entities (the "Reference Entities"):

Citibank Espana, S.A.

Banco de Bilbao-Vizcaya, S.A.

BNP Espana, S.A.

b. The AGENT ENTITY shall find the arithmetical average of the rates quoted by the Reference Entities that are applicable to an interest period indicated in the previous subsection, adding an annual fixed sum of TWO POINT FIVE PER CENT (2.50 %), along with the increases indicated at the end of section 2 - of this clause, rounded up to achieve a result, if necessary, to a multiple which is closest to 1/20 of a percentage point.

If for any circumstance one or two or the Entities of Reference not be able to quote their interest rates, then the substitutive interest rate shall be set from the arithmetical average of the interest rates quoted by the other Entities of Reference, or as appropriate, the Entity of Reference under consideration.

c. In the event of merger of any Entity of Reference, then the Entity that results from such merger shall be automatically understood to take on the character of an Entity of Reference. In the case of a spin-off of any of the Entities of Reference, the AGENT ENTITY shall indicate which of the resulting Entities shall be considered to act as the Entity of Reference.

d. Apart from the cases of merger or spin-off, the replacement of an Entity of Reference shall be taken into account by means of a new nomination agreed by the AGENT ENTITY and with the approval of the GUARANTEED PARTY. The latter shall only refuse this by providing a justified cause. The approval of the latter of a new Entity of Reference shall be tacitly understood to be granted should there not be any reasoned opposition within five working days counting from the notification of the nomination that is made by the AGENT ENTITY.

4.- Communication of the interest rate.

The interest rate that, set in accordance with the terms that are set out in the previous paragraphs, comes from the application of each one of the periods of interest rate This will be communicated by AGENT ENTITY to the GUARANTEED PARTY and the GUARANTOR ENTITIES:

      a) That corresponding to the first period of interest on the working day immediately following the date of its commencement.

      b) That corresponding to each one of the successive periods of interest that follow the first before 14:00 hours on the working day immediately prior to the commencement of the corresponding period of interest.

5.- Accrual and liquidation of interest.

The interests shall accrue daily, based on a year of 360 days, on amounts owed in the aforementioned special account and shall be liquidated by the due quarterly period.

The interest shall be liquidated by applying the following formula: Capital multiplied by revenue and by time, divided by thirty six thousand. In this formula, it shall be considered that the nominal interest is the amount of gross interest, the capital, the balance of capital; the revenue, the nominal annual rate and the time; the number of days, expressed in calendar days.

Regardless of the foregoing, at any time the interest accrued can be liquidated if the GUARANTEED PARTY regularizes the amount in the account, or the AGENT ENTITY does so, or, as appropriate, and in agreement with the terms of this contract, the GUARANTOR ENTITIES shall so decide to pursue such a course of action.

The GUARANTOR ENTITIES shall receive, in terms of interests, the effective net yield that results from applying the annual nominal interest rate in the form of liquidation of payments that is indicated. In order to facilitate the liquidations that are made, a document will be drawn up in which the precedents necessary for the verification of the liquidation made will be stated along with the equivalent in terms of the sum of interests, commissions and recoverable expenses.

Even in the case in which the GUARANTEED PARTY fully repays all the amounts that are due in the special account and the interest - which will accrue up to the date on which the payment is made- said account cannot be cancelled while the surety described in the third clause has not been fully and definitively cancelled, given the specific purpose for which this was opened.

NINTH.-   PAYMENT THROUGH STANDING BANK ORDER.-

Any payment that the GUARANTEED PARTY is bound to make as a result of this contract shall be understood to be received by AGENT ENTITY when the amount is really at the disposal of the latter according to Spanish banking practices for the calculation of the valuation of the instruments of payment received.

The GUARANTEED PARTY should make the payments without the need of prior notification, by means of a debt held by the AGENT ENTITY in the account number 0211.0001.76.00401.263-32 that the GUARANTEED PARTY keeps open in the Main Office of EBN BANCO located in Madrid, in calle de Almagro, 46, which it irrevocably consents to, being bound to maintain in the same a balance sufficient to deal with the payments that it is bound to meet.

If any GUARANTOR ENTITY receives, because of this contract, a payment that is direct or in compensation, and is proportionally great than the payments received by one or other GUARANTOR ENTITIES, then it shall be obliged to deliver up to the AGENT ENTITY the surplus of funds received so that this can be redistributed, on the same date as its reception, among the other GUARANTOR ENTITIES in such a manner that at any moment the amounts that each GUARANTOR ENTITY has received are proportional to its participation in the ENDORSEMENTS. This shall apply except in the case of the performance of the demand for disclosure of the surety bond at the request of any of the GUARANTOR ENTITIES, as set out in section 2 - of the fifth clause.

Each payment made by the GUARANTEED PARTY to the AGENT ENTITY, in accordance with the contract, shall be applied to the following items in the order that is set out below:

      1) Taxes owed.

      2) Costs and expenses attributable to the GUARANTEED PARTY.

      3) Commissions owed.

      4) Interest accrued by the balance on the special account.

      5) Reduction of the balance of the principal in the special account.

In the same way, an attribution shall be made in the event of a payment being made, regardless of it having been agreed in this contract, and due to extraordinary circumstances overtaking any of the GUARANTOR ENTITIES, or as appropriate any of the WARRANTORS, to any of the GUARANTOR ENTITIES, without prejudice to the pro-rata distribution that arises in accordance with the agreement in the foregoing paragraph.

All the amounts that the GUARANTEED PARTY shall meet by reason of this contract, and under whatever concept, shall be met without any deduction or retention, the taxes that may be levied on such payments in accordance with the legislation in force falling to the account of the same. This shall exclude the Spanish Companies Tax that is levied on the results obtained by the GUARANTOR ENTITIES, in such a manner that the latter shall receive an amount equal to that which would have corresponded to it without having made said deductions or retentions.

TENTH.- COMPENSATION.-

The GUARANTEED PARTY expressly and irrevocably empowers the GUARANTOR ENTITIES to hold the balance of any current account, savings book, partial tax payment, certificate of deposit or any other kind of deposit in cash or shares that figures in any of its offices in the name of the same. It may even sell shares or goods that have been deposited, and apply the proceeds to the payment of :

- The amounts that, up to the limit of the ENDORSEMENTS, the GUARANTOR ENTITIES would have had to have in order to satisfy the beneficiary or the Spanish General Deposits Bank as a result of the sureties made.

- The commissions agreed and owed under this contract.

- Each and every one of the the expenses that, being the responsibility of the GUARANTEED PARTY, have been met by the GUARANTOR ENTITIES and having their origin in the endorsement made or in this document.

- The debit balance shown in the special account.

ELEVENTH.- COSTS AND TAXES.-

Regardless of the payment obligations contracted by the GUARANTEED PARTY, the latter assumes the obligation to pay any other commissions, expenses, taxes, charges, levies, fees and other items, currently or in the future that originate from or accrue as a result of the formalization, signature and/or the performance of this contract or of the granting of the ENDORSEMENTS, and the following, being of a merely declarative nature:

      a) The fees, brokerage charges and charges for official public documents that appear at the formalization, modification, performance and/or termination of this contract or its guarantees, notifications, requirements or processes as may be necessary for its compliance, including those which take place so as to document in a public instrument the pledges that are referred to in the fifth clause.

      b) The taxes, rates, charges, levies whether or not they are state imposed, excluding in all events the Spanish Companies Tax of the GUARANTOR ENTITIES, which are levied now or in the future, while this contract remains in force, or due to its modification, performance and/or termination, or on the commission owed in accordance with this contract.

      c) The legal costs and expenses, including those fees of Lawyers and Solicitors that may accrue as a result of the performance of this contract or its guarantees.

      d) And, in general, any other expenses that are originated by the GUARANTOR ENTITIES and/or the AGENT ENTITY as a result of this contract and that, having been approved by the guaranteed party, can be justified in the form of a document.

Any of the previous items that the GUARANTEED PARTY has to pay shall be notified to it by the AGENT ENTITY and will be paid by the former in the period of three working days from the receipt of the notification.

TWELFTH.- PERSONAL OBLIGATIONS.-

The GUARANTEED PARTY is bound to the GUARANTOR ENTITIES, while any of the obligations that are contracted under this contract remain in force, to:

      a) Forward the annual audited accounts completed by an independent auditing company that is recognised as being prestigious, within six months following the closure of its financial year.

         The obligation to deliver the annual accounts shall be understood to be assumed for the successive financial years, as long as there are any of the obligations deriving from the ENDORSEMENTS and this contract still in existence.

      b) Notify it immediately of any circumstance that, in accordance with the terms of the sixth clause herein, may be the cause of a demand for disclosure of the surety bond.

      c) Not transfer or in any other form dispose of a significant part of the integral fixed assets that it holds without receiving a benefit from the market or in goods of an equal nature in return.

THIRTEENTH.- COMMISSIONS.-

For the use of the ENDORSEMENTS referred to in the third clause, the GUARANTOR ENTITIES shall receive the following commission:

a) An opening commission of ZERO POINT TWO FIVE PER CENT (0.25%) of the limit set under the third Clause, of this document, which shall accrue on only one occasion and shall be liquidated and be paid upon the commencement of the transaction, in the time period that runs from the date of the signing of this contract to the 30th of April 2000.

b) A quarterly risk commission of ZERO POINT ONE TWO FIVE PER CENT (0.125%), that shall accrue day by day, commencing on the day of the issuing of the ENDORSEMENTS, on the total amount that is secured. The settlement and payment of this commission shall be made prior to the 30th of April 2000 and for the following quarters on the first working day of each quarter, calculated from date to date from the signature of this contract, being applicable to the full risk that GUARANTOR ENTITIES have taken on at any time, and for each one of the ENDORSEMENTS made. In any event, it shall be the responsibility of the GUARANTEED PARTY to duly demonstrate that the risk to the GUARANTOR ENTITIES has lessened and to what extent this is so.

c) A management Commission of ZERO POINT ONE FIVE PER CENT (0.15%) of the limit established in the third Clause of this document, that accrues once only and will be liquidated and paid at the commencement of the transaction, in the time period that runs from the signing of this contract up to the 30th of April 2000.

d) An Agency Commission that the GUARANTEED PARTY shall pay to the AGENT ENTITY and, in its favour, of ONE MILLIN PESETAS (1.000.000.-ptas.) for each year, or part thereof, while the ENDORSEMENTS are in force, This commission shall be liquidated and paid at the commencement of the operation, in the term that runs from the date of signing of this contract and the 30th of April 2000 and on each one of the subsequent anniversaries, while the ENDORSEMENTS are in force.

  In the event of the full or partial cancellation or termination of the ENDORSEMENTS taking place, on the date in which said cancellation or termination occurs, a liquidation of the risk commission corresponding to the remaining days up to the end of the period in force, with respect to the ENDORSEMENTS cancelled or terminated, will be effected. The GUARANTOR ENTITIES will, as appropriate, repay the GUARANTEED PARTY the surplus amounts that are settled beforehand.

FOURTEENTH.- ASSIGNMENTS.-

1.- The GUARANTEED PARTY shall not be entitled to assign, transfer, replace or subrogate in any way the rights and obligations contracted herein.

2.- Any GUARANTOR ENTITY shall be able, at any time, and while its participation in the ENDORSEMENTS made in accordance with this contract remains in force, to assign, transfer and negotiate, wholly or partially, its participation in the same and in this contract, provided that the following conditions are met:

      a) That the assignment does not entail an increase in costs for the GUARANTEED PARTY.

      b) That the assignment is made to a Bank or Building Society.

      c) That the assignor has communicated in writing to the AGENT ENTITY its intention to assign, wholly or partially, its participation with at least fifteen working days advance notice from the effective date of the assignment.

      d) That if the assignment is formalized before the endorsement has been undertaken by the beneficiary, then the prior authorization of the latter will be obtained.

      e) That the assignment has been previously authorised by the AGENT ENTITY, unless the same is effective after the payment of the corresponding amount that the assignor would make to that party, in the event of performance, of up to the total sum of the ENDORSEMENTS.

The assignment shall be communicated to the AGENT ENTITY, which in turn shall communicate this to the GUARANTEED PARTY and to the WARRANTORS.

FIFTEENTH- PERFORMANCE OF GUARANTEES; REGIMEN AND OPERATION OF THE SYNDICATE.

1.- BREACH OF THE OBLIGATIONS OF PAYMENT BY THE GUARANTEED PARTY.

In the event of breach on the part of the GUARANTEED PARTY of any of the payment obligations deriving from the granting of the ENDORSEMENTS, the GUARANTOR ENTITIES shall be entitled to continue with the performance of the personal payment guarantee of the WARRANTORS stated in the fourth clause of this contract, following the agreement of the majority of the GUARANTOR ENTITIES, according to the agreement set out under section 4. - of this clause. That decision which is adopted, in the event of being favourable to the performance of the guarantee, shall be binding upon all the GUARANTOR ENTITIES, including those who are not in agreement, and shall be carried out by the AGENT ENTITY on behalf of and representing all of them. If the decision of the majority of the GUARANTOR ENTITIES has not been favourable to the performance of the guarantee, then any GUARANTOR ENTITY shall be entitled to partially perform said guarantee, due to its participation in the obligation of the breached payment.

2.- OBLIGATIONS OF DISCLOSURE OF THE SURETY BOND AND CONSTITUTION OF THE
DEPOSIT.

The decision concerning the demand for disclosure of the surety bond by the GUARANTOR ENTITIES, and the contingent exiguity of the constitution and pledging of the deposit that is referred to in the fifth clause , by virtue of the causes indicated therein, shall require the prior agreement of the majority of the GUARANTOR ENTITIES adopted in accordance with the procedure set forth in section 4 of this clause. The decision that is adopted shall be binding upon all of the GUARANTOR ENTITIES, including those which are not in agreement.

As an exception to the foregoing, if the reason for which the disclosure of the surety bond could be demanded is that which is indicated in subsection d) of the fifth clause, and the decision of the majority of the GUARANTOR ENTITIES has been that of not demanding the disclosure of the surety bond, then any GUARANTOR ENTITY shall be individually entitled to demand it on the basis of its participation in the ENDORSEMENTS, thereby meeting the requirement that corresponds to it.

The same regime shall be followed for the performance of the guarantee of constitution of the deposit that is pledged on the part of the WARRANTORS. For this reason, the AGENT ENTITY shall comply with that which has been agreed between the majority of the GUARANTOR ENTITIES. The latter, in this action, shall expressly empower the AGENT ENTITY in a manner that is as wide as may be necessary in law to undertake such pertinent action in this respect, on behalf of and in representation of all of them.

3.- Performance of the pledge of the deposit.

In the event of breach by the GUARANTEED PARTY of any of its payment obligations deriving from the granting of the ENDORSEMENTS, the GUARANTOR ENTITIES shall be entitled to the performance of the pledge of the deposit constituted by the GUARANTEED PARTY or, as appropriate, by the WARRANTORS, following agreement of the majority of the GUARANTOR ENTITIES in accordance with the procedure laid down in section 4 of this clause. The decision adopted, whether it be favourable or not to the performance of the pledge, shall be binding upon all of the GUARANTOR ENTITIES, including those who are not in agreement.

The AGENT ENTITY shall comply with the agreement of the majority of the GUARANTOR ENTITIES. In this action, the latter shall expressly empower the AGENT ENTITY as widely as may be necessary in law, so that it may carry out all such pertinent acts in this respect, on behalf of and representing all of them.

4.- DECISION MAKING PROCEDURE BY THE GUARANTOR ENTITIES.

a) It shall be understood that the "majority" of the GUARANTOR ENTITIES shall consist of the whole of the GUARANTOR ENTITIES whose participation in the ENDORSEMENTS represents more than 50% of the total amount thereof at all times.

b) In performing all of the powers conferred to the AGENT ENTITY in accordance with the foregoing sections and for purely internal purposes of the syndicate, the AGENT ENTITY, when acting as the representative of the GUARANTOR ENTITIES, shall attend to the instructions of said GUARANTOR ENTITIES.

c) In order to obtain the instructions of the GUARANTOR ENTITIES that take part in this syndicate, for the adoption of decisions in accordance with the foregoing sections, the AGENT ENTITY shall send a telex, fax or similar communication to each one of the GUARANTOR ENTITIES, to the place of business indicated herein. Each one of them, as appropriate, shall be bound to answer by the same procedure within the fifth working day following such act. All the telexes or other communications that are received by the AGENT ENTITY shall be valid for the purposes of drawing up the agreement, without any pre-requisite having to be met. It will be sufficient that they have seemed to have been sent from a terminal installed in the office of the issuing entity. For such purposes, the name of the physical person who features as the apparent signatory of the message and the powers of representation that are held shall not be of importance.

For these purposes, it shall be understood that the GUARANTOR ENTITY that does not reply to the AGENT ENTITY in the manner of the abovementioned procedure, shall be assumed to have tacitly approved of and vote in favour of the proposal of the AGENT ENTITY.

d) Once the period of time indicated has passed, the AGENT ENTITY shall verify, based on the replies it has received, the decision adopted by the "majority" of the GUARANTOR ENTITIES under the terms of what has been established in the foregoing sections.

e) Without prejudice to what has been set out in the foregoing paragraph, nor to the full effectiveness of the agreements reached in accordance with the method described, the GUARANTOR ENTITIES undertake to confirm the instructions given to the AGENT ENTITY with all possible speed by means of the execution of such public or private documents as the AGENT ENTITY may require of them.

f) The AGENT ENTITY shall convey to the GUARANTOR ENTITIES all the information that it receives from the GUARANTEED PARTY relating to the contract. Apart from the previous obligation, the AGENT ENTITY shall only be bound to communicate to the GUARANTOR ENTITIES the existence of a circumstance of a demand for disclosure of the surety bond, when the existence of such a circumstance is made aware to the AGENT ENTITY in a due or reliable manner. The AGENT ENTITY shall not be bound to indicate any option of its own nor to pass judgement on the information conveyed.

The GUARANTOR ENTITIES undertake to communicate to the AGENT ENTITY, as soon as they become aware of any circumstance or fact that may entail a cause of demand of disclosure of the surety bond made in accordance with the terms of this contract.

SIXTEENTH.- COMMUNICATIONS BETWEEN THE PARTIES.-

1.- All the requests, notifications, warnings and communications relating to this contract that do not require a special formality shall be understood to have been duly undertaken when they are done by fax or telegram addressed to the place of business indicated in the following paragraph. This shall be without prejudice to them being subsequently confirmed in a letter signed by the empowered person., as regards the communications that are made or the acknowledgement in the same form as they are received. The receipt of the transmission of the telegram or of the original fax in which this is made shall be deemed to be due proof of the communication.

2.- The communications that are made in accordance with this contract shall be addressed to the places of business of the parties that feature at the commencement of this contract and the persons signing the same.

3.- Any modification of the places of business or numbers of telephone, fax or telex shall be communicated in writing to the AGENT ENTITY.

SEVENTEENTH.- REGIMEN OF THE CONTRACT AND ACCESS TO LEGAL ACTION.-

This contract shall have legal force in accordance with the terms of number 6(0) of section 1429 of the Spanish Civil Procedure Act, or guideline that replaces it, and other concordant legislation.

The GUARANTEED PARTY and WARRANTORS consent that in this contract, and as appropriate, in the public document that incorporates it, as many copies as may be requested by the AGENT ENTITY may be issued (first copies in the case of a public instrument), all of these having the value of legal title effective for the performance thereunder in accordance with section 1429 of the Spanish Civil Procedure Act, or guideline that replaces it.

EIGHTEENTH.- A.E.R.-

For informative purposes, it is made known that the Annual Equivalent Rate (A.E.R.) applicable to the special account will be calculated in accordance with formula set forth in number 1 of appendix V of the 8/1990 Circular of the 7th of September by the Bank of Spain.

NINETEENTH.- APPLICABLE LEGISLATION AND WAIVER OF JURISDICTION.-

This contract shall be interpreted and complied with on its own terms and governed by Spanish legislation.

Madrid is designated as the place of compliance with the obligations deriving under this contract, for the purposes laid down in section 1439 of the Spanish Civil Procedure Act, or guideline that replaces it.

In accordance with what has been set out in the foregoing paragraph, the GUARANTEED PARTY and the GUARANTOR ENTITIES, expressly waive any other jurisdiction that may correspond to them and subject themselves to the jurisdiction of the Courts and Tribunals of the city of Madrid, in order to resolve any disagreement that may derive from this contract or the granting of ENDORSEMENTS.

TWENTIETH.- INTRODUCTION OF THE SINGLE CURRENCY.-

1. Given that the contractual currency of this transaction is the currency of a State that has been integrated into the European Monetary Union, the parties declare their knowledge relating to the terms set out under section 3 of the (E.C.) Regulation n(0) 1103/97, of the 17th of June, concerning certain provisions relating to the introduction of the euro. Said introduction is not the cause of termination nor re-negotiation of the contracts, and thereby no modification for any such reason in the agreed conditions shall be experienced.

2. Without prejudice to the foregoing, the introduction of the single currency has been the object of legal regulation, and a series of consequences applicable to this contract have been derived from the same.

In particular, and not being of an exhaustive nature, it is stated for informative purposes that with regard to the introduction of the single currency:

A) CONVERSION: During the transitory period, being understood to be that defined in the (C.E.) Regulation n(0) 974/98 concerning the Introduction of the EURO, that charges and payments shall be indistinctly made in pesetas and euros. The currency shall be recorded in the credit account, applying the fixed and irrevocable conversion rate between the EURO and the peseta set by the Council of the European Union, in accordance with the terms of article 109.4 of the Constitutive Treaty of the European Union and section 4 of the C.E. n(0) 1103/97 of the Council of the European Union, concerning certain provisions relating to the introduction of the EURO, being rounded up in accordance with the terms of section 5 of the C.E.Regulation 1103/97 of the 17th of June, if in the period in which the euro does not exist in a physical manner, the currency of the amounts that will be paid in cash will be the peseta.

B) PAYMENTS: During the transitory period, there shall be free range to make payments both in euros and pesetas.

C) COMPENSATION: In accordance with the terms of section 8.6 of the C.E. Regulation 974/98 concerning the Introduction of the EURO, in the event of this compensation being appropriate and there being a difference between the debit and credit balances with one being denominated in euros and the other in pesetas during the transitory period, payment shall be effected by applying the fixed and irrevocable conversion rate alluded to in the section a) above. The amount shall be rounded up in accordance with the terms of section 5 of the C.E. Regulation 1103/97 of the 17th of June.

D) REDENOMINATION: In the event of the length of this contract in force being longer than the end of the transitory period, then at the time at which the latter comes to an end, it is established under C.E.Regulation 974/98 concerning the introduction of the EURO, under section 14, that the amounts expressed in pesetas in the contract for whatever item shall be replaced automatically by the equivalent amount in the single currency. These shall be calculated on the fixed and irrevocable conversion rate between the EURO and the peseta as set by the Council of the European Union and alluded to in paragraph
a) above, being rounded up in accordance with the terms of section 5 of the C.E. Regulation 103/97 of the 17th of June.

The parties appearing in this contract declare their agreement and approval of the content of the same as it has been drafted, they execute and sign it with my assistance in [....] equally original and for the delivery of the same, one copy remaining in my files.

And I the Agent of the Commerce Collegiate, SWEAR to the identity, capacity and legitimacy of the signatures of the contracting parties and, to the execution of this contract, issued in [.....] pages.

                              THE GUARANTEED PARTY

      FIRSTMARK COMUNICATIONS SPAIN, S.L. (PRIVATE LIMITED COMPANY) (P.P.)

                     D. Jose Fernandez Lizaran (DNI482549-D)

                                            THE GUARANTOR ENTITIES
 CAJA DE AHORROS Y MONTE DE PIEDAD DE BALEARES, (SA      CAJA DE AHORROS DEL MEDITERRANEO (CAM) (P.P.)
                   NOSTRA) (P.P.)



  D. Miguel Francisco Oliver Roca (DNI 41.388.111)       D. Juan Bautista Legorburo Escobar (DNI 51.383.908-E)

    MONTE DE PIEDAD Y CAJA DE AHORROS DE HUELVA Y        CAJA DE AHORROS Y MONTE DE PIEDAD DE ZARAGOZA
              SEVILLA (EL MONTE) (P.P.)                         ARAGON Y RIOJA (IBERCAJA) (P.P.)


  D. Jose Antonio Martin Navarro(DNI 28.504.470-H)

   D. Manuel Trujillo Comesana (DNI 28.395.694-D)           D. Manuel Galindo Oliva (DNI51.871.164)

     CAJA DE AHORROS DE SALAMANCA Y SORIA (CAJA        CAJA DE AHORROS PROVINCIAL SAN FERNANDO DE SEVILLA
                    DUERO)(P.P.)                               Y JEREZ (CAJA SAN FERNANDO) (P.P.)


 Dna. Anunciacion Rodriguez Sanz (DNI 11.703.138-W)       D. Enrique Garcia Ledesma (DNI 6.894.303-F)
    D. Angel Luis Blasco Vinue (DNI.18.402.453)

 SOCIEDAD ESPANOLA DE BANCA DE NEGOCIOS, S.A. (P.P.)     MONTES DE PIEDAD. Y CAJA DE AHORROS DE RONDA,
                                                        CADIZ, ALMERIA, MALAGA Y ANTEQUERA (UNICAJA)


1.         D. TEOFILO JIMENEZ FUENTES (6.535.916-J)
                                                          Mariano J. Dorado Siles 25.576.667-H

           D. Joaquin Asiain Sastre (51.955.828-R
                                                          Diego Pilares Naranjo 25.546.960-D

                                                THE WARRANTORS

           FIRSTMARK COMUNICATIONS EUROPE               INMOBILIARIA AZTLAN SOCIEDAD ANINIMA DE CAPITAL
                                                                     VARIABLE (P.P.)
                        (MV.)

                                                            D. Eduardo Diez-Hochleitner Rodriguez (DNI 50.412.632-J)

    D. Michel John Taylor (Pasap. R.U. 019211701)

       PROMOTORA DE INFORMACIONES, S.A. (P.P.)              INFORMATICA EL CORTE INGLES, S.A. (P.P.)

     D. Eduardo Diez-Hochleitner Rodriguez (DNI         D. Florencio Lasaga Munarriz (DNI 15.820.025-G)
                    50.412.632-J)

             OMEGA CAPITAL, S.L. (M.V.)                    CAJA DE AHORROS DE SALAMANCA Y SORIA (CAJA
                                                                        DUERO)(P.P.)

     D. Mario Fernandez-Pena Garcia(DNI105.525)

CAJA DE AHORROS Y MONTE DE PIEDAD DE ZARAGOZA ARAGON   CAJA DE AHORROS PROVINCIAL SAN FERNANDO DE SEVILLA
              Y RIOJA (IBERCAJA) (P.P.)                        Y JEREZ (CAJA SAN FERNANDO) (P.P.)

      D. Manuel Galindo Oliva (DNI 51.871-164)             D. Enrique Garcia Ledesma (DNI6.894.303-F)

    MONTE DE PIEDAD Y CAJA DE AHORROS DE HUELVA Y                DIARIO DE BURGOS, S.A. (P.P.)
              SEVILLA (EL MONTE) (P.P.)

  D. Jose Antonio Martin Navarro(DNI 28.504.470-H)       D. Gregorio Mendez Ordonez (DNI 13.144.084-K)
   D. Maunel Trujillo Comesana (DNI 28.395.694-D)

                                                                    FONSAGRADA, S.L. (P.P.)

                                                         D. Jose Leoncio Areal Lopez (DNI 34524649-Q)